                                  Exhibit 10.75

                    FOURTH AMENDMENT TO AMENDED AND RESTATED
                                 LOAN AGREEMENT

     THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (the "Amendment"), entered into as of May 9, 1997 among EZCORP, INC., a Delaware corporation ("Borrower"), each of the Banks, and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, a national banking association (formerly known as First Interstate Bank of Texas, N.A.), as Agent for itself and the other Banks (in such capacity, together with its successors in such capacity the "Agent") and as the Issuing Bank.

                                    RECITALS:

     A. Borrower, Agent, Banks and Issuing Bank have previously entered into that certain Amended and Restated Loan Agreement dated as of November 29, 1994 as amended by (i) that certain First Amendment to Amended and Restated Loan Agreement effective as of February 15, 1995, (ii) that certain Second Amendment to Amended and Restated Loan Agreement and Waiver dated as of August 3, 1995 (the "Second Amendment"), and (iii) that certain Third Amendment to Amended and Restated Loan Agreement effective as of June 24, 1996 (as amended, the "Agreement").

     B. Borrower, Agent, Banks and Issuing Bank now desire to amend the Agreement to revise a pricing provision, extend the Revolving Credit Loan Termination Date, amend the Borrowing Base provisions, release the collateral and revise certain financial and other covenants as hereinafter more specifically provided.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I.
                                   Definitions

     I.1 Definitions. All capitalized terms not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

                                   ARTICLE II.
                                   Amendments

     II.1 Definitions. Effective as of the date hereof:

          (a)The definitions of "Borrowing Base," "Eligible Accounts," "Eligible Inventory," "Fixed Charge Coverage," "Non-Operating Subsidiary," "Operating Subsidiary," and "Subsidiary Security Agreement" appearing in Section 1.1 of the Agreement are hereby deleted.

          (b)The definitions of "Applicable Rate," "EBITDA Coverage," "Guarantor," and "Revolving Credit Loan Termination Date" appearing in
     Section 1.1 of the Agreement are hereby amended and restated in their entirety to read as follows:

          'Applicable Rate' means: (a) during the period that an Advance is a Prime Rate Advance, the Prime Rate; and (b) during the period that a Revolving Credit Loan is a Eurodollar Advance, the Adjusted Eurodollar Rate, plus the Eurodollar Margin.

          'EBITDA Coverage' means, for each Fiscal Quarter, the quotient determined by dividing (i) net income before federal income taxes, depreciation, amortization and interest expense and Rental (herein defined) of the Borrower and its consolidated subsidiaries for such Fiscal


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

          Quarter and the prior three (3) Fiscal Quarters by (ii) the sum of the contractual principal payments of any Long Term Debt due during such Fiscal Quarter and the prior three (3) Fiscal Quarters plus interest expense, Rental, Maintenance Capital Expenditures (herein defined) and dividends of the Borrower and its consolidated Subsidiaries for such Fiscal Quarter and the prior three (3) Fiscal Quarters. As used herein the term "Rental" means the amounts paid by the Borrower and each Subsidiary to lease facilities for business operations. As used herein, the phrase "Maintenance Capital Expenditures" means total capital expenditures less capital expenditures due to (i) acquisitions, (ii) new stores, (iii) store relocations, and (iv) information systems up to a cumulative amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00) from and after May 9, 1997.

          'Guarantor' means each and every wholly-owned Subsidiary of Borrower whether now in existence or hereafter created which include but are not limited to the following: Texas EZPAWN Management, Inc., a Delaware corporation, Texas EZPAWN L.P., a Texas limited partnership ("TELP"), and EZPAWN Holdings, Inc. (formerly EZPAWN Texas, Inc.), EZPAWN Oklahoma, Inc., d/b/a EZPAWN Okie, Inc., EZPAWN Arkansas, Inc., EZPAWN Colorado, Inc., EZPAWN Alabama, Inc., dba EZPW Alabama, Inc., EZPAWN Tennessee, Inc., EZPAWN Georgia, Inc., and EZPAWN Indiana, Inc., EZPAWN Florida, Inc., d/b/a EZPW Florida, Inc., EZPAWN Kansas, Inc., EZPAWN Kentucky, Inc., EZPAWN Missouri, Inc., EZPAWN Nevada, Inc., EZPAWN North Carolina, Inc., EZPAWN South Carolina, Inc., EZPAWN Louisiana, Inc., EZ Car Sales, Inc., and EZPAWN Construction, Inc., all of which are Delaware corporations.

          'Revolving Credit Loan Termination Date' means 10:00 A.M. Austin, Texas time on January 30, 2000, or such earlier date and time on which the Commitments terminate as provided in this Agreement."

          (c)The following definitions are hereby added to Section 1.1 of the Agreement in the proper alphabetical order:

          'Borrowing Cap' means, at any particular time, an amount equal to the lesser of (i) the Commitments or (ii) the sum of sixty-five percent (65%) of Pawn Receivables and Service Charge Receivables, plus thirty-five percent (35%) of Inventory, in each case as shown on the most recent quarterly financial statements delivered pursuant to Section 8.1(b) of this Agreement.

          'Eurodollar Margin' shall have the meaning set forth in Section 2.9A."

     II.2 Commitments. Effective as of the date hereof, clause (A) of Section
2.1 of the Agreement is hereby amended to read as follows:

          "(A) the Commitments"

     II.3 Swing Loans. Effective as of the date hereof, clause (i) of the first sentence of Section 2.7(a) of the Agreement is hereby amended to read as follows:

          "(i) which when added to the then outstanding Revolving Credit Loan Advances plus the outstanding Letter of Credit Liabilities plus the outstanding Swing Loan Advances would exceed the Commitments,"

     II.4 Fees. Effective as of the date hereof:

          (a) Section 2.9 of the Agreement is hereby amended and restated in its entirety as follows:

          "2.9 Fees. (a) The Borrower agrees to pay to the Agent for the account of the Banks as hereinafter provided, a Facility Fee (herein so called) in an amount equal to five


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

          one-hundredths of one percent (0.05%) of the total Commitments per annum based on a 360 day year payable in arrears on each Quarterly Payment Date and on the Revolving Credit Loan Termination Date. The Agent shall pay the Facility Fee to the Banks on a pro rata basis. (b) On or prior to each September 30 during the term hereof, the Borrower agrees to pay to the Agent for the account of the Agent an annual agent fee in an amount to be agreed to by the Borrower and the Agent pursuant to a side letter agreement. (c) The Borrower agrees to pay to the Agent for the account of the Banks a Commitment Fee (herein so called) on the average daily unused amount of such Bank's Commitment for the period from and including the date of this Agreement to and including the Revolving Credit Loan Termination Date, at the rate specified in Section 2.9A below, based on a 360 day year and the actual number of days elapsed. The accrued Commitment Fee shall be payable in arrears on each Quarterly Payment Date and on the Revolving Credit Loan Termination Date."

          (b) The following Section 2.9A is hereby added after Section 2.9 of the Agreement:

          "2.9A Determination of Eurodollar Margin and Commitment Fee. The Eurodollar Margin and the Commitment Fee shall be defined and determined as follows:

               'Commitment Fee' shall mean (i) during the period from May 9, 1997 and ending on but not including the first Adjustment Date (as defined below), thirty-five hundredths of one percent (0.35%) per annum; and (ii) during each period, from and including one Adjustment Date to but excluding the next Adjustment Date (herein a "Calculation Period"), the percent per annum set forth in the table below in this Section 2.9A under the heading "Commitment Fee" opposite the Adjustment Conditions calculated for the completed four (4) Fiscal Quarters which immediately preceded the beginning of the applicable Calculation Period.

               'Eurodollar Margin' shall mean (i) during the period commencing May 9, 1997 and ending on but not including the first Adjustment Date, one and one-quarter percent (1.25%) per annum, and (ii) during each Calculation Period, the percent per annum set forth in the table below in this Section 2.9A under the heading "Eurodollar Margin" opposite the Adjustment Conditions calculated for the completed four (4) Fiscal Quarters which immediately preceded the beginning of the applicable Calculation Period.


================================================================================
Adjustment Conditions                 Commitment Fee           Eurodollar Margin
--------------------------------------------------------------------------------
Level 1:
EBITDA Coverage < 1.5:1                  0.35%                       1.50%
--------------------------------------------------------------------------------
Level 2:
EBITDA Coverage >= 1.5:1 but <
2.5:1                                    0.35%                       1.25%
--------------------------------------------------------------------------------
Level 3:
EBITDA Coverage >= 2.5:1 and
pre-tax income for year ended
9/30/97 is >= $8,000,000                 0.25%                       1.00%
--------------------------------------------------------------------------------
Level 4:
EBITDA Coverage >= 2.5:1 and
pre-tax income for year ended
9/30/98 is >= $12,000,000 and
================================================================================


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

--------------------------------------------------------------------------------
Leverage Ratio < .6:1                    0.25%                       0.75%
================================================================================

               Unless the Level 3 or Level 4 adjustment conditions have previously been satisfied, upon delivery of the Quarterly Certificate pursuant to Section 8.1(c) in connection with the financial statements required to be delivered pursuant to Section 8.1(b) at the end of each Fiscal Quarter commencing with such Quarterly Certificate delivered at the end of the Fiscal Quarter ending on June 30, 1997, the Commitment Fee and the Eurodollar Margin shall automatically be adjusted as set forth in the table above with respect to the Level 1 and Level 2 adjustment conditions, such automatic adjustment to take effect as of the first Business Day after the receipt by the Agent of the related Quarterly Certificate (each such Business Day when the Commitment Fee or Eurodollar Margin is adjusted pursuant to this sentence or below, herein an "Adjustment Date"). If the Borrower fails to deliver such Quarterly Certificate which so sets forth the EBITDA Coverage within the period of time required by Section 8.1(c):
               (i) the Commitment Fee shall automatically be adjusted to thirty-five hundredths of one percent (0.35%) and (ii) the Eurodollar Margin shall automatically be adjusted to one and one-half percent (1.50%), such automatic adjustments to take effect as of the first Business Day after the last day on which the Borrower was required to deliver the applicable Quarterly Certificate in accordance with Section 8.1(c) and to remain in effect until subsequently adjusted in accordance herewith upon the delivery of a Quarterly Certificate.

               Notwithstanding the foregoing, no adjustment shall be made for satisfaction of Level 3 adjustment conditions prior to receipt of the audited financials as required by Section 8.1(a) for the fiscal year ending September 30, 1997, and no adjustment for satisfaction of Level 4 adjustment conditions shall be made prior to receipt of the audited financials as required by Section 8.1(a) for the fiscal year ending September 30, 1998.

               Upon delivery of the September 30, 1997 and September 30, 1998 audited financials pursuant to Section 8.1(a), the Commitment Fee and the Eurodollar Margin shall automatically be adjusted as set forth in the table above if the Level 3 or Level 4 adjustment conditions, as applicable, are satisfied, such automatic adjustment to take effect as of (a) the first day of the next calendar month after receipt by the Agent of the related audited financials with respect to Base Rate Advances and (b) the first day of the next Interest Period after receipt by the Agent of the related audited financials with respect to Eurodollar Advances."

     II.5 Letters of Credit. Effective as of the date hereof:

          (a)Clause (ii)(A) of the first sentence of Section 3.1(a) of the Agreement is hereby amended to read as follows:

               "(A) the Commitments,"

          (b)The reference to "January 2, 1997" in the second sentence of
     Section 3.1(a) of the Agreement is hereby changed to "January 2, 2000."

     II.6 Mandatory Prepayments. Effective as of the date hereof, Section 4.3 of the Agreement is hereby deleted in its entirety.

     II.7 Reporting Requirements. Effective as of the date hereof:

          (a) Section 8.1(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

               "(b) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter of the Borrower a copy of an unaudited financial report of the Borrower and the Subsidiaries as of the end of such Fiscal Quarter and for the portion of the fiscal year then ended, containing, on a consolidated and, if requested by the Agent, consolidating basis, balance sheets and statements of income, retained earnings, and Cash Flow in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidated and, if requested by the Agent, consolidating basis, at the date and for the periods indicated therein;"

          (b) Section 8.1(j) of the Agreement is hereby deleted.

     II.8 Subsidiary Guaranties and Waivers. Effective as of the date hereof,
Section 8.12 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "Section 8.12 Subsidiary Guaranties. As soon as possible and in any event within thirty (30) days after the creation or acquisition of a new Subsidiary, Borrower will deliver or cause to be delivered to Agent (a) a Guaranty executed by such new Subsidiary, and (b)(i) a certificate of such new Subsidiary's secretary regarding incumbency and authorizing corporate resolutions and (ii) certificates of good standing and authority issued by the Governmental Authority in such states where the new Subsidiary is doing business."

     II.9 Non-Operating Subsidiaries.Effective as of the date hereof, Section
8.13 of the Agreement is hereby deleted in its entirety.

     II.10 Debt. Effective as of the date hereof, the reference to "Two Million Five Hundred Thousand Dollars ($2,500,000)" in Section 9.1(c) of the Agreement is hereby amended to read "Five Million Dollars ($5,000,000)."

     II.11 Restricted Payments. Effective as of the date hereof, Section 9.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "Section 9.4 Restricted Payments. The Borrower will not declare or pay any dividends or make any other payment or distribution (whether in cash, property, or obligations) on account of its capital stock, or redeem, purchase, retire, or otherwise acquire any of its capital stock, or permit any of its Subsidiaries to purchase or otherwise acquire any capital stock of the Borrower or another Subsidiary, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock; provided that (a) the Borrower may pay dividends on its capital stock up to an aggregate amount of twenty-five percent (25%) of the Borrower's net income during each fiscal year and (b) the Borrower may redeem shares of its capital stock in an aggregate amount not to exceed thirty million dollars ($30,000,000)."

     II.12 Investments. Effective as of the date hereof, Section 9.5(h) of the Agreement is hereby amended and restated in its entirety to read as follows:

          "(h) any loans or investments not covered in the previous sections of this Section 9.5 not to exceed the aggregate principal amount of $10,000,000."

     II.13 Disposition of Assets. Section 9.8(c) of the Agreement is hereby amended to read as follows:

          "(c) Dispositions in addition to those described in (a) and (b) above, for which the Borrower and the Subsidiaries have received fair consideration."

     II.14 Accounting. Effective as of the date hereof, Section 9.11 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "Section 9.11 Accounting. The Borrower will not, and will not permit any of its Subsidiaries to, change its fiscal year or make any change in accounting treatment or reporting practices, except as permitted by GAAP and disclosed to the Agent."

     II.15 Consolidated Tangible Net Worth. Effective as of the date hereof,
Section 10.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "Section 10.1Consolidated Tangible Net Worth. Beginning with the Fiscal Quarter ending December 31, 1996, the Borrower will maintain Consolidated Tangible Net Worth in an amount not less than Ninety-Six Million Dollars ($96,000,000) plus (b) an amount equal to seventy-five percent (75%) of Consolidated Net Income (not less than zero (0) dollars [$0.00]) for all periods subsequent to the Fiscal Quarter ending December 31, 1996, minus (c) an amount equal to the Borrower's treasury stock (not to exceed Thirty Million Dollars [$30,000,000]), plus (d) an amount equal to one hundred percent (100%) of the cash proceeds of all equity offerings (net of underwriting discounts and commissions and other reasonable costs associated therewith) of the Borrower subsequent to the date of the Second Amendment to this Agreement."

     II.16 Leverage Ratio. Effective as of the date hereof, Section 10.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "Section 10.2 Leverage Ratio. Borrower will maintain a Leverage Ratio of not greater than .75 to 1.0."

     II.17 Fixed Charge Coverage. Effective as of the date hereof, Section 10.3 of the Agreement is hereby deleted.

     II.18 Inventory Turnover. Effective as of the date hereof, Section 10.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "Section 10.4 Inventory Turnover. Borrower will maintain an Inventory Turnover of not less than 1.75."

     II.19 Consolidated Net Income. Effective as of the date hereof, Section
10.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "Section 10.6 Consolidated Net Income. Beginning with the Fiscal Quarter ending March 31, 1997, the Borrower will not permit its Consolidated Net Income for any Fiscal Quarter calculated on a rolling four quarter basis, to be less than zero (0) dollars ($0.00)."

     II.20 Ratio of Pawn Receivables to Inventory. Effective as of the date hereof, Section 10.8 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "Section 10.8Pawn Receivables/Inventory. Borrower, on a consolidated basis, will maintain for each rolling four quarter period a ratio of Pawn Receivables to Inventory of at least .65."

     II.21 Borrowing Cap. Effective as of the date hereof, the following Section
10.9 is hereby added to the Agreement:


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

          "Section 10.9 Borrowing Cap. Beginning with the Fiscal Quarter ending March 31, 1997, the Borrower shall not permit the then outstanding Revolving Credit Loan Advances plus Swing Loan Advances plus Letter of Credit Liabilities to exceed the Borrowing Cap at the end of each Fiscal Quarter."

     II.22 Schedule 7. Effective as of the date hereof, Schedule 7 of the Agreement is hereby deleted.

     II.23 References to First Interstate. Effective as of the date hereof, all references to "First Interstate Bank of Texas, N.A." appearing in the Agreement are hereby changed to "Wells Fargo Bank (Texas), National Association."

     II.24 Release of Liens. Effective as of the date hereof, the Liens previously granted by the Borrower and each Subsidiary in favor of Agent, for the benefit of the Banks pursuant to the Second Amendment, are hereby released. Agent agrees that it will promptly execute Uniform Commercial Code termination statements with respect to each Uniform Commercial Code financing statement currently on file against the Borrower and its Subsidiaries in connection therewith.

                                  ARTICLE III.
                              Conditions Precedent

     III.1 Condition. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

          (a) Agent shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to the Agent:

               (i) This Amendment executed by all parties hereto.

               (ii) Resolutions of the Board of Directors of Borrower certified by its secretary or assistant secretary which authorizes the execution, delivery and performance by Borrower of this Amendment and the other Loan Documents executed in connection herewith.

               (iii) A certificate of incumbency certified by the secretary or the assistant secretary of Borrower certifying the names of the officers thereof authorized to sign this Amendment and the other Loan Documents together with specimen signatures of such officers.

               (iv) Resolutions of the Board of Directors of each of the Guarantors certified by its secretary or assistant secretary which authorize the execution, delivery and performance by each of the Guarantors of this Amendment and the other Loan Documents executed in connection herewith.

               (v) A certificate of incumbency certified by the secretary or the assistant secretary of each Guarantor certifying the names of the officers thereof authorized to sign this Amendment and the other Loan Documents together with specimen signatures of such officers.

          (b) No Default. No Default shall have occurred and be continuing.

          (c) Representations and Warranties. All of the representations and warranties contained in Article VII of the Agreement, as amended hereby and in the other Loan Documents shall be true and correct on and as of the date of this Amendment with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent such representations and warranties speak to a specific date.


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

                                   ARTICLE IV.
                  Ratifications, Representations and Warranties

     IV.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Banks, Issuing Bank and Agent agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

     IV.2 Representations and Warranties. Borrower hereby represents and warrants to Banks, Agent and Issuing Bank that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the articles of incorporation or bylaws of Borrower, (ii) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties speak to a specific date, (iii) no Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default, (iv) Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby, (v) the Borrower has no Subsidiaries other than those listed on Schedule 3 attached hereto and such Schedule 3: sets forth the jurisdiction of incorporation of each corporate Subsidiary, the jurisdiction of formation of TELP, and the percentage of the Borrower's ownership of the outstanding voting stock of each corporate Subsidiary and the partnership interest of Borrower in TELP. All of the outstanding capital stock of each corporate Subsidiary has been validly issued, is fully paid and is nonassessable.

                                   ARTICLE V.
                                  Miscellaneous

     V.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Banks, Agent or Issuing Bank or any closing shall affect the representations and warranties or the right of Banks or Agent or Issuing Bank to rely upon them.

     V.2 Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

     V.3 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     V.4 Applicable Law. This Amendment and all other Loan Documents executed pursuant hereto shall be deemed to have been made and to be performable in Austin, Travis County, Texas and shall be governed by and construed in accordance with the laws of the State of Texas.

     V.5 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Banks, Agent, Issuing Bank and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Banks.

     V.6 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     V.7 ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

     Executed as of the date first written above.

                                        BORROWER:

                                        EZCORP, INC.


                                        By:  ___________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                        Address for Notices:

                                        1901 Capital Parkway
                                        Austin, TX  78746
                                        Fax No.: (512) 314-3404
                                        Telephone No.: (512) 314-3400
                                        Attention:Dan Tonissen
                                        Chief Financial Officer


                                        AGENT:

                                        WELLS FARGO BANK (TEXAS), NATIONAL
                                          ASSOCIATION


                                        By:  ___________________________________
                                        Name:  Keith Smith
                                        Title: Vice President

                                        Address for Notices:

                                        100 Congress Avenue, Suite 150
                                        Austin, TX  78701
                                        Fax No.: (512) 469-3311
                                        Telephone No.: (512) 794-2200
                                        Attention: Keith Smith

                                        ISSUING BANK:

                                        WELLS FARGO BANK (TEXAS), NATIONAL
                                          ASSOCIATION


                                        By:  ___________________________________
                                        Name:  Keith Smith
                                        Title: Vice President

                                        Address for Notices:

                                        100 Congress Avenue, Suite 150
                                        Austin, TX  78701
                                        Fax No.: (512) 469-3311
                                        Telephone No.: (512) 794-2200
                                        Attention: Keith Smith

                                        BANKS:

                                        WELLS FARGO BANK (TEXAS), NATIONAL
                                        ASSOCIATION

                                        By:  ___________________________________
                                        Name:  Keith Smith
                                        Title: Vice President

                                        Address for Notices:

                                        100 Congress Avenue, Suite 150
                                        Austin, TX  78701
                                        Fax No.: (512) 469-3311
                                        Telephone No.: (512) 794-2200
                                        Attention: Keith Smith

                                        Lending Office for Prime Rate Advances
                                          and Eurodollar Advances
                                        100 Congress Ave.
                                        Austin, TX 78701

                                        GUARANTY FEDERAL BANK, F.S.B.


                                        By:  ___________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                        Address for Notices:

                                        301 Congress, Suite 1075
                                        Austin, TX  78701
                                        Attention: Chris Harkrider
                                        Fax No.: (512) 320-1041
                                        Telephone No.: (512) 320-1205

                                        Lending Office for Prime Rate Advances
                                          and Eurodollar Advances
                                        8333 Douglas Avenue
                                        Dallas, TX  75255

                                        THE SUMITOMO BANK, LTD.,
                                          CHICAGO BRANCH


                                        By:  ___________________________________
                                             Name:______________________________
                                             Title:_____________________________


                                        By:  ___________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                        Address for Notices:

                                        Two Houston Center
                                        909 Fannin, Suite 3750
                                        Houston, TX  77010-1086
                                        Attention:  Manager
                                        Fax No.: (713) 759-1419
                                        Telephone No.: (713) 759-0770

                                        Lending Office for Prime Rate Advances
                                          and Eurodollar Advances
                                        233 South Wacker Drive
                                        Chicago, Illinois 60606-6448
                                        Attention: Vice President and
                                                   Manager-Operations

           Guarantors hereby consent and agree to this Amendment and agree that each Guaranty shall remain in full force and effect and shall continue to (i) guarantee the Obligations and (ii) be the legal, valid and binding obligation of Guarantors enforceable against Guarantors in accordance with their respective terms.

GUARANTORS:

EZPAWN Alabama, Inc.
EZPAWN Arkansas, Inc.
EZPAWN Colorado, Inc.
EZPAWN Florida, Inc.
EZPAWN Georgia, Inc.
EZPAWN Holdings, Inc.
EZPAWN Indiana, Inc.
EZPAWN Louisiana, Inc.
EZPAWN Oklahoma, Inc.
EZPAWN Tennessee, Inc.
Texas EZPAWN Management, Inc.
EZ Car Sales, Inc.
EZPAWN Construction, Inc.
EZPAWN Kansas, Inc.
EZPAWN Kentucky, Inc.
EZPAWN Missouri, Inc.
EZPAWN Nevada, Inc.
EZPAWN North Carolina, Inc.
EZPAWN South Carolina, Inc.


By:  ___________________________________
     Name:______________________________
     Title:_____________________________



Texas EZPAWN L.P.

By:  Texas EZPAWN Management, Inc.,
       its sole general partner


By:  ___________________________________
     Name:______________________________
     Title:_____________________________

                                   SCHEDULE 3
                              List of Subsidiaries

All of the following subsidiaries are incorporated in Delaware and are 100% owned by EZCORP, Inc. except EZ Car Sales, Inc. which is incorporated in Delaware, and 100% owned by EZPawn Tennessee, Inc.:

                                                   Jurisdiction Where Subsidiary
     Subsidiaries                                        Conducts Business
     ------------                                        -----------------

EZPAWN Alabama, Inc., d/b/a EZPW Alabama, Inc.                Alabama
EZPAWN Arkansas, Inc.                                        Arkansas
EZPAWN Colorado, Inc.                                        Colorado
EZPAWN Florida, Inc., d/b/a EZPW Florida, Inc.                Florida
EZPAWN Georgia                                                Georgia
EZPAWN Holdings, Inc.                                     Mississippi
EZPAWN Indiana                                                Indiana
EZPAWN Louisiana, Inc.                                      Louisiana
EZPAWN Oklahoma, Inc., d/b/a EZPAWN Okie, Inc.               Oklahoma
EZPAWN Tennessee, Inc.                                      Tennessee
Texas EZPAWN Management, Inc.                                   Texas
EZ Car Sales, Inc.
EZPAWN Construction, Inc.
EZPAWN Kansas, Inc.
EZPAWN Kentucky, Inc.
EZPAWN Missouri, Inc.
EZPAWN Nevada, Inc.
EZPAWN North Carolina, Inc.                            North Carolina
EZPAWN South Carolina, Inc.

The following limited partnership is organized under the laws of the State of Texas. Texas EZPAWN Management, Inc. is its sole general partner and 1% owner. EZPAWN Holdings, Inc. is its sole limited partner and 99% owner. Both partners are wholly-owned subsidiaries of EZCORP, Inc.

                                                       Jurisdiction Where Entity
Operating Entity                                           Conducts Business
----------------                                           -----------------

Texas EZPAWN L.P.                                               Texas